Exhibit 10.1
May 13, 2008
Via Electronic and Regular Mail
Bank of America, N.A.
Administrative Agent
101 North Tryon Street
Charlotte, NC 28255
          Re: Exercise of Accordion
     Reference is hereby made to the Revolving Credit Agreement, dated as of November 4, 2005 (the “Credit Agreement”), by and among NORDSTROM, INC., a Washington corporation (the “Borrower”), each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the “Lenders”), JPMORGAN CHASE BANK, N.A. and WELLS FARGO BANK, N.A., as Syndication Agents, U.S. BANK, NATIONAL ASSOCIATION, as Documentation Agent and BANK OF AMERICA, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the “Agent”). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.
     Pursuant to Section 2.18 of the Credit Agreement, the Borrower hereby provides notice to the Agent that it is exercising its right, subject to the terms and conditions of the Credit Agreement, to increase the Revolving Committed Amount on or after May 28, 2008 to a total of Six Hundred Fifty Million Dollars ($650,000,000).

NORDSTROM, INC.

By:	Michael G. Koppel
Its:	Executive Vice President and Chief Financial Officer

cc:	Steven Gazzillo
Bank of America